Exhibit 10.30

This amendment dated 6/21/2011 is incorporated by reference Cognovit Promissory Note to Ray Shealy dated 2/10/2011, signed by Intellinetics. Specifically, the Principal Sum is now $235,000. All other terms and conditions remain in full effect. All terms and conditions in the corresponding Guaranty dated 2/10/2011 remain in effect.

INTELLINETICS, INC., an Ohio Corporation	Approved:	/S/ RAY SHEALY
Ray Shealy

By:	/S/ MATTHEW L. CHRETIEN
Matthew L. Chretien, President